UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 2, 2018

TINTRI, INC.

(Exact name of Registrant as specified in its charter)

Delaware	001-38117	26-2906978
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

303 Ravendale Drive

Mountain View, California 94043

(Address of principal executive offices including zip code)

(650) 810-8200

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☒

Item 1.01.	Entry into a Material Definitive Agreement.

The information set forth below under Item 1.03 of this Current Report on Form 8-K regarding the DIP Credit Agreement (as defined below) is incorporated herein by reference.

Item 1.03.	Bankruptcy or Receivership.

On July 10, 2018, Tintri, Inc. (the “Company”) filed a voluntary petition (the “Bankruptcy Filing”) for relief under Chapter 11 of the United States Bankruptcy Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”). The case is being administered under the caption “In re: Tintri, Inc.” The Company will continue to operate its businesses as a debtor-in-possession under the jurisdiction of the Bankruptcy Court in accordance with the applicable provisions of the Bankruptcy Code and orders of the Bankruptcy Court.

Non-Binding Letter of Intent to Complete a Strategic Transaction

In connection with the Company’s efforts to enter into a strategic transaction, including a sale of the company or its assets, following the Bankruptcy Filing, on July 8, 2018, the Company entered into a letter of intent with DataDirect Networks (“DDN”), which contemplates the purchase of substantially all of the Company’s assets by DDN under Section 363 of the Bankruptcy Code. The DDN letter of intent is non-binding and provides no guarantee that a transaction will be completed. The terms of any potential transaction with DDN, or any other strategic counterparty, are subject to a number of contingencies, including the negotiation and execution of definitive transaction agreements, the completion of a bidding process as provided for by the Bankruptcy Court, and final approval of the Bankruptcy Court. Consequently, there can be no assurance that the Company’s efforts to consummate a strategic transaction, including the proposed transaction with DDN, will be successful. Furthermore, even if the Company were to complete a strategic transaction, the proceeds of any such transaction may be insufficient to allow the Company to pay its creditors in full. In any event, the Company does not anticipate that its stockholders will receive any return on their shares.

Debtor-in-Possession Financing

In connection with the Bankruptcy Filing, on July 10, 2018, the Company filed a motion (the “DIP Motion”) with the Bankruptcy Court, seeking, among other things, interim and final approval of a proposed superpriority secured debtor-in-possession credit facility (the “DIP Credit Agreement”) by and between the Company and TriplePoint Capital LLC (“TriplePoint”). The DIP Motion also seeks permission to use the cash collateral of Silicon Valley Bank (“SVB”) on a consensual basis.

Under the DIP Credit Agreement, TriplePoint has agreed to lend the Company an aggregate new money principal amount of up to approximately $5.5 million, at an annual interest rate of 12.75%. Additionally, the DIP Credit Agreement will provide for a “roll-up” of $25.0 million of the outstanding amount due to TriplePoint under the Plain English Growth Capital Loan and Security Agreement, dated as of February 6, 2015, by and between the Company and TriplePoint, as amended (the “TPC Agreement”). While all amounts under the DIP Credit Agreement will receive superpriority status (including the roll-up amount), all indebtedness to TriplePoint will be subordinated to the Company’s outstanding loan facility with SVB.

The loan will be made available to the Company in one interim and two anticipated final advances as follows:

•	Interim DIP Loan: a single-draw loan facility to be available, subject to certain terms and conditions set forth in the DIP Credit Agreement, in aggregate principal amounts necessary to fund the budget agreed upon with TriplePoint until the conditions for the Final DIP Loan (as defined below) have been met (the “Interim DIP Loan”), which amount is budgeted at approximately $3.0 million; and

•	Final DIP Loan: a loan facility in an aggregate principal amount of up to approximately $5.5 million (inclusive of all draws under the Interim DIP Loan) to be available in two draws, the first of which shall not exceed approximately $1.9 million (the “First Final DIP Draw”) and the second of which shall not exceed $0.6 million (the “Final DIP Loan” and together with the Interim DIP Loan, the “DIP Loans”). The amount of pre-bankruptcy debt to TriplePoint subject to the roll-up will be added to this balance.

Upon the closing of the Interim DIP Loan, the Company shall establish a reserve (the “Payroll Reserve”) of approximately $1.9 million to pay wages, benefits, withholdings, and commissions owed to employees and independent contractors, along with related payroll management expenses, as set forth in the approved budget for the first 30 days of the bankruptcy case. Upon the closing of the Final DIP Loan, the Company will make an additional deposit into this reserve for payroll expenses that will come due for the period from such date through the maturity date, as set forth in the approved budget.

The DIP Loans will be used for working capital and general corporate purposes of the Company, certain bankruptcy-related costs and expenses, and costs and expenses related to a potential sale of the Company’s assets. The DIP Loans are prepayable and will mature on September 14, 2018, or earlier upon occurrence of certain events described in the DIP Credit Agreement.

The DIP Loans are subject to certain events of default, including deviation from the approved budget, failure to achieve certain specified bankruptcy related milestones, breach of the terms of the DIP Credit Agreement, entry of an order by the Bankruptcy Court that does not provide for the indefeasible payment in full in cash to TriplePoint of the DIP Loans, appointment of a Chapter 11 trustee with enlarged powers to operate the business, filing of a motion to dismiss or convert the case to Chapter 7 of the Bankruptcy Code and other customary events of default. Upon an event of default, TriplePoint may declare all amounts outstanding under the DIP Loans immediately due and payable and seek other customary remedies.

The DIP Credit Agreement is subject to approval by the Bankruptcy Court, which has not been obtained at this time. The Company anticipates closing on approximately $3.0 million under the DIP Credit Agreement promptly following approval by the Bankruptcy Court of the DIP Motion. The foregoing description of the DIP Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the final, executed DIP Credit Agreement, as approved by the Bankruptcy Court.

Item 2.03.	Creation of a Direct Financial Obligation or Obligation under an Off Balance Sheet Arrangement of a Registrant.

The information set forth above under Item 1.03 of this Current Report on Form 8-K regarding the DIP Credit Agreement is incorporated herein by reference.

Item 2.04.	Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

On July 2, 2018, the Company received a letter from SVB (the “SVB Notice of Default”) stating that the Company is in default under that certain Amended and Restated Loan and Security Agreement with SVB dated as of April 30, 2018 (as amended, modified, supplemented, and in effect from time to time) (the “SVB Agreement”) due to the Company’s failure to comply with the minimum liquidity covenant of the SVB Agreement for the month ended May 31, 2018, the occurrence of a Material Adverse Change to the Company (as defined in the SVB Agreement), the Company’s inability to remain solvent or to pay its debts as they become due, and the occurrence of an event of default under the TPC Agreement. As a result of these events of default, the revolving credit line and SVB’s obligation to make advances under the SVB Agreement were terminated, the outstanding balance due under the SVB Agreement began accruing interest at the default rate of 5% above the interest rate otherwise applicable thereto, and a termination fee of approximately $0.1 million under the SVB Agreement became due and payable.

On July 4, 2018, the Company received a letter from TriplePoint (the “TPC Notice of Default”) stating that one or more events of default had occurred under the TPC Agreement due to, among other things, the Company’s failure to make payments when due, the Company’s inability to pay or perform its obligations under the TPC Agreement, the Company’s acknowledgment that it cannot make payments under the TPC Agreement, and the existence of events of default under the SVB Agreement resulting in SVB’s right to accelerate outstanding debt under the SVB Agreement. As a result of these events of default, the outstanding balance due under the TPC Agreement began accruing interest at the default rate of 5% above the interest rate otherwise applicable thereto.

Under the terms of each of the SVB Agreement and the TPC Agreement, each of SVB and TriplePoint has the right to declare all obligations under the respective agreements immediately due and payable as a result of the occurrence of the respective events of default thereunder. Neither lender has exercised its right to accelerate the repayment of such obligations at this time. As of the date of the Bankruptcy Filing, a total of approximately $4.6 million was outstanding under the SVB Agreement and approximately $53.8 million was outstanding under the TPC Agreement.

In addition to the matters described above, the Bankruptcy Filing constituted an event of default under each of the SVB Agreement, the TPC Agreement and each of the Convertible Promissory Notes (the “Notes”) issued by the Company pursuant to that certain Note Purchase Agreement dated May 4, 2017, by and among the Company and the other parties thereto, under which approximately $28.0 million was outstanding as of the date of the Bankruptcy Filing (the foregoing debt instruments, collectively the “Debt Documents”).

Efforts to enforce payment obligations under the Debt Documents, the creditors’ rights of enforcement in respect of the Debt Documents, and other rights and remedies, including those set forth in the letters described above, are subject to the applicable provisions of the Bankruptcy Code and orders of the Bankruptcy Court.

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On July 3, 2018, the Company received a Staff Delisting Determination Letter from Nasdaq setting forth a determination to delist the Company’s securities from the Nasdaq as a result of the company’s failure to satisfy the requirements of Nasdaq Listing Rule 5250(c)(1) due to its failure to file a Quarterly Report on Form 10-Q for the period ended April 30, 2018. Unless the Company requests an appeal of the delisting determination, trading of the Company’s common stock will be suspended at the opening of business on July 12, 2018, and a Form 25-NSE will be filed with the SEC, which will remove the Company’s securities from listing and registration on Nasdaq.

The Company has not determined at this time whether it will appeal the delisting determination. Even if the Company were to file an appeal, there is a strong possibility that the Company’s appeal will be unsuccessful or that Nasdaq will continue to seek to delist the Company’s common stock for other reasons, including the Bankruptcy Filing and the failure of the Company’s common stock to meet Nasdaq’s minimum bid requirement. Further, as a result of the Bankruptcy Filing, to the extent the Company’s common stock continues to trade on Nasdaq, the Company’s expects its shares to be noted with the “Q” Financial Status Indicator, denoting that the Company has filed for bankruptcy.

If the Company’s shares are delisted, there may a very limited market, or no market at all, in which Company’s shares are traded, the Company’s stockholders may find it difficult to sell their shares of the Company and the trading price of the Company’s securities, if any, may be adversely affected.

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On July 8, 2018 and effective upon the Bankruptcy Filing, the board of directors of the Company (the “Board”) appointed Robert J. Duffy to serve as the Chief Restructuring Officer of the Company.

Mr. Duffy is 54 and has served as a Managing Director of Berkeley Research Group LLC (“BRG”) since May 2016. Prior to joining BRG, Mr. Duffy spent 14 years at FTI Consulting, Inc. (“FTI”) and was most recently the Global Practice Leader of the FTI Consulting Corporate Finance/Restructuring practice. Mr. Duffy joined FTI following 14 years at PricewaterhouseCoopers following FTI’s acquisition of PricewaterhouseCoopers’ restructuring practice in 2002.

The appointment of Mr. Duffy as CRO is made pursuant to an engagement agreement with BRG. With the support of additional personnel from BRG, Mr. Duffy will provide consulting services in connection with the Bankruptcy Filing and related matters. The approximate value of the Company’s engagement with BRG is approximately $0.9 million. As a result, Mr. Duffy may have a direct or indirect material interest in BRG’s continued service as defined in Item 404(a) of Regulation S-K promulgated under the Securities Exchange Act of 1934, as amended. There are no family relationships between Mr. Duffy and any of the Company’s directors or executive officers. Mr. Duffy executed the Company’s standard form of indemnification agreement, which form has been filed as Exhibit 10.1 to the Company’s Registration Statement on Form S-1 filed with the Securities and Exchange Commission on June 1, 2017, and is incorporated herein in its entirety by reference.

Forward Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934 (the “Exchange Act”). Forward-looking statements generally relate to future events or the Company’s future financial or operating performance. In some cases, you can identify forward-looking statements because they contain words such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential,” “continue” or “budgeted” or the negative of these words or other similar terms or expressions that concern the Company’s bankruptcy filing, its ability to continue to operate the business as a debtor-in-possession, the receipt of funding by certain lenders, the Company’s operating budget, the approval of various matters by the Bankruptcy Court, any actions that the Company’s lenders may take as a result of the occurrence of events of default under the SVB Agreement and the TPC Agreement, including any exercise by the lenders of their rights to declare all obligations under the respective agreements immediately dues and payable, the Company’s efforts to enter into a strategic transaction, repayment of amounts due to creditors, any return that stockholders may receive on their shares, the Company’s ability to comply with Nasdaq Listing Rules, the delisting process and any decision by the Company to appeal the delisting determination, and the continued listing of the Company’s shares on Nasdaq. The Company’s expectations and beliefs regarding these matters may not materialize, and actual results are subject to risks and uncertainties that could cause actual results to differ materially from those projected. Factors that could contribute to such differences include the Company’s inability to execute its restructuring plan, obtain approval on certain matters from the Bankruptcy Court, meet certain conditions related to its DIP funding, enter into a strategic transaction, unanticipated costs and expense items; the risk that the Company will not appeal the delisting determination from Nasdaq, that any appeal, if filed, will not be successful, that the Company will be unable to comply with the listing standards for the Nasdaq market; and the risks more fully described in the Company’s Annual Report on Form 10-K for the year ended January 31, 2018 filed with the Securities and Exchange Commission. The forward-looking statements in this Form 8-K are based on information available to the Company as of the date hereof, and Company disclaims any obligation to update any forward-looking statements, except as required by law.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

99.1	Press release issued by Tintri, Inc. dated July 9, 2018.

99.2	Press release issued by Tintri, Inc. dated July 10, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Tintri, Inc.

Date: July 10, 2018	By:	/s/ Kieran Harty
Kieran Harty Chief Technology Officer